Exhibit 5.1

[LETTERHEAD OF MANATT, PHELPS & PHILLIPS, LLP]

September 24, 2007

Focus Enhancements, Inc.

1370 Dell Avenue

Campbell, California 95008

Re:                             Focus Enhancements, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We are counsel for Focus Enhancements, Inc., a Delaware corporation (the “Company”).  We have been requested to render this opinion in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) up to 3,863,637 shares of the Company’s common stock, par value $0.01 per share, (“Registration Shares”), (ii) warrants to purchase up to 965,910 shares of common stock (“Warrants”) and (iii) the shares of common stock initially issuable upon exercise of the Warrants (the “Warrant Shares”), in each case pursuant to the registration statement on Form S-3 (File No. 333- 139224) as declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act on December 20, 2006, together with the exhibits thereto and the documents incorporated by reference therein (said registration statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”) and the related base prospectus which forms a part of and is included in the Registration Statement and the related prospectus supplement in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act (together, the “prospectus”).

The Registration Shares and the Warrants are to be sold pursuant to that certain Securities Purchase Agreement, dated as of September 24, 2007, between the Company and the investor signatories thereto (the “Securities Purchase Agreements”), a form of which is to be filed as an exhibit to the Company’s Current Report on Form 8-K.  The Warrant Shares are to be sold from time to time upon exercise of the Warrants, the form of which is to be filed as an exhibit to the Company’s Current Report on Form 8-K.

In rendering the opinion herein, we have examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, documents, agreements or other instruments of the Company as we have deemed necessary or advisable for purposes of this opinion.  As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied without independent investigation, solely upon certificates from governmental entities, from officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.  With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  We express no opinion as to the statistical information and the financial statements, the notes thereto and related schedules and other financial data included, or documents incorporated by reference, in the Registration Statement.

Based on the foregoing and subject to the assumptions, limitations and exceptions set forth herein, we are of the opinion that:

1.  With respect to the Registration Shares, when issued and sold in accordance with the Securities Purchase Agreement, the Registration Statement and the prospectus, and after receipt of payment therefor, the Registration Shares will be validly issued, fully paid and non-assessable.

2.  With respect to the Warrants, when issued and sold in accordance with the Securities Purchase Agreement, the Registration Statement and the prospectus, and after receipt of payment therefor, the Warrants will be validly issued, fully paid and non-assessable.

3.  With respect to the Warrant Shares, when the Warrant Shares have been duly issued and delivered against payment therefore, upon valid exercise of the Warrants in accordance with the provisions of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

The opinions set forth in this letter relate only to the federal securities laws of the United States of America and the laws of the State of Delaware including statutory provisions and applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.  With respect to matters concerning the laws of the State of Delaware invoked in the opinions set forth above we draw your attention to the fact that we are not admitted to the Bar in the State of Delaware and we are not experts in the laws of the State of Delaware and that any such opinions concerning the laws of the State of Delaware are based on our reasonable familiarity with the Delaware General Corporation Law, as a result of our prior involvement in transactions involving such law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus and prospectus supplement which is part of the Registration Statement.

Very truly yours,

/s/: Manatt, Phelps & Phillips, LLP
Manatt, Phelps & Phillips, LLP